Exhibit 10.26.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT to the Employment Agreement (“Amendment”) is made as of July __, 2013 by and between Media General, Inc., (“Company”) and Robert Peterson (the “Executive”) and, as to Section 1 of this Amendment and Section 7.7 of the New Employment Agreement (as defined below) only, Young Broadcasting or Richmond, Inc. (“Young”).

WHEREAS, the Executive is currently employed by Young pursuant to the terms of that certain Employment Agreement by and between Young and the Executive, effective as of November 1, 2011 (the “Existing Employment Agreement”);

WHEREAS, the Executive entered into an employment agreement with the Company on June 5, 2013 (the “New Employment Agreement”), to be effective upon the closing of the transactions contemplated under the terms of the certain Agreement and Plan of Merger by and among the Company, General Merger Sub 1, Inc., General Merger Sub 2, Inc., General Merger Sub 3, Inc., and New Young Broadcasting Holding Co., Inc., dated as of June 5, 2013 (the “Merger Agreement”); and

WHEREAS, the Company, Young and the Executive desire to amend the New Employment Agreement to clarify that upon the consummation of the transactions contemplated under the Merger Agreement, the New Employment Agreement will supersede the Existing Employment Agreement.

NOW THEREFORE, in the consideration of the mutual covenants and representations contained herein, the parties agree as follows:

1.     Revision of Section 7.7. Entire Agreement. Section 7.7 of the New Employment Agreement shall be amended to read in its entirety as follows:

“7.7.   Entire Agreement. From and after the Effective Date, this Agreement constitutes the entire agreement between the Parties hereto, and supersedes all prior representations, agreements and understandings (including but not limited to any prior course of dealings and the Existing Employment Agreement, which shall be of no further force or effect), both written and oral, between the Company and its subsidiaries and the Executive with respect to the subject matter hereof. This Section 7.7 shall inure to the benefit of, and be enforceable by, Young Broadcasting of Richmond, Inc.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

MEDIA GENERAL, INC.

By: /s/ Andrew C. Carington

Its: Vice President, General Counsel and Secretary

YOUNG BROADCASTING OF RICHMOND, INC.

By: /s/ Deborah A. McDermott

Its: President and CEO

EXECUTIVE

/s/ Robert Peterson
Robert Peterson